Exhibit 16.1

May 8, 2012

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

In re:  Green Planet Bioengineering Co. Limited.
File#:  000-52622
FEI#:  37-1532842

Ladies and Gentlemen:

We have read the statements by Green Planet Bioengineering Co. Limited.  included under Item 4.01 of its Report on Form 8-K/A Amendment No. 2 dated May 8, 2012, and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between Green Planet Bioengineering Co. Limited and BDO China Dahua CPA Co., Ltd have ceased.

Very truly yours,

BDO China Dahua CPA Co., Ltd